Exhibit 10.1

SETTLEMENT AGREEMENT AND RELEASE

This Settlement Agreement and Release (this “Settlement Agreement”), dated November 1, 2013, is entered into by and among American Restaurant Concepts, Inc., a Florida corporation (the “Company”), Brusta Investments, LLC, a Louisiana limited liability company (“Brusta Investments”), and D. Dale Thevenet, an individual (“Mr. Thevenet”; together with Brusta Investments, the “Holders”).

Recitals

WHEREAS, the Company entered into that certain Secured Promissory Note (the “Note”), dated January 6, 2012, by and among the Company, The Carl Collins Trust and Raymond H. Oliver, pursuant to which the Company borrowed $50,000; and

WHEREAS, the Company defaulted on the Note; and

WHEREAS, the Carl Collins Trust entered into that certain Assignment of Promissory Note Without Recourse But With Warranties (the “Assignment Agreement”) on October 4, 2013, pursuant to which The Carl Collins Trust assigned all of its rights and obligations under the Note to Holders; and

WHEREAS, the Company wishes to pay off the outstanding principal and accrued interest and all other amounts due and payable under the Note in its entirety and obtain a release from Holders from any and all claims Holders may have against the Company under the Note; and

WHEREAS, the parties hereto desire to enter into this Settlement Agreement to establish their respective rights, duties and obligations under the Note and to agree on matters relating to the termination of the Company’s rights and obligations under the Note.

NOW, THEREFORE, in consideration of the foregoing premises and representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.           Release.

(a)           Release of Claims.  In exchange for the consideration set forth in this Settlement Agreement, Holders, for themselves and on behalf of their respective heirs, beneficiaries, executors, administrators, directors, officers, shareholders, affiliates, employees, agents, consultants, attorneys, accountants, successors and assigns, as applicable (collectively with Holders, the “Releasing Parties”), do hereby fully, absolutely, unconditionally and irrevocably release, remise and forever discharge the Company and its directors, officers, shareholders, affiliates, employees, agents, consultants, attorneys, accountants, successors and assigns (collectively, the “Released Parties”), of and from any and all demands, actions, claims, causes of action, suits, covenants, contracts, controversies, grievances, agreements, obligations, promises, sums of money, accounts, bills, reckonings, damages, liabilities, rights, debts and expenses (including attorneys fees), and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever, of every kind and nature, either at law or in equity, whether known or unknown, suspected or unsuspected, or contingent or mature, including, without limitation, any claims arising under any federal, state, local or municipal law, common law or statute, whether arising in contract or in tort, and any claim arising under any other laws or regulations of any nature whatsoever, that the Releasing Parties ever had, now have or may in the future have, hold or claim to have against the Released Parties or any of them for, upon or by reason of any cause, matter, action, circumstance or thing whatsoever, from the beginning of the world to the date hereof, with respect to the Note (collectively, “Claims”).

(b)           Covenant Not to Sue.  The Releasing Parties agree to never file a lawsuit or bring, or assign to any third person, any Claims against any of the Released Parties, or assert any Claims against any of the Released Parties, and to not collect any damages of any kind if any type of action or proceeding is brought against any of the Released Parties by a third party on the Releasing Party’s behalf or any other person’s or entity’s behalf.

(c)           Newly-Discovered Facts.  The parties hereby acknowledge that they may hereafter discover facts different from or in addition to those that they now know or believe to be true, and they expressly agree to assume the risk of the possible discovery of additional facts, and agree that this Settlement Agreement will be and remain effective regardless of such additional or different facts.  The parties expressly agree that this Settlement Agreement shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown or unsuspected claims, demands, causes of action, governmental, regulatory or enforcement actions, charges, obligations, damages, liabilities, and attorneys’ fees and costs, if any, as well as those relating to any other claims, demands, causes of action, obligations, damages, liabilities, charges, and attorneys’ fees and costs specified herein.

2.             Consideration.  In consideration for executing this Settlement Agreement, on the Effective Date, the Company shall issue: (i) 150,000 shares of Class A Common Stock, $0.01 par value per share (“Common Stock”), to Brusta Investments, and (ii) 50,000 shares of Common Stock to Mr. Thevenet.

3.              Scope of Release.  THE RELEASE PROVISIONS SET FORTH IN SECTION 1 HEREOF ARE INTENDED TO BE ENFORCEABLE AGAINST HOLDERS AND THE OTHER RELEASING PARTIES IN ACCORDANCE WITH THE EXPRESS TERMS AND SCOPE THEREOF NOTWITHSTANDING ANY EXPRESS NEGLIGENCE RULE OR ANY SIMILAR DIRECTIVE THAT WOULD PROHIBIT OR OTHERWISE LIMIT RELEASES BECAUSE OF THE SIMPLE OR GROSS NEGLIGENCE (WHETHER SOLE, CONCURRENT, ACTIVE OR PASSIVE) OR OTHER FAULT OR STRICT LIABILITY OF ANY OF THE RELEASED PARTIES.

4.              Construction.  The release provisions set forth in Section 1 hereof shall be construed as broadly as may be permitted by law to protect the Released Parties against litigation and liability and, to effect this intent, Holders, for themselves and on behalf of each of the other Releasing Parties, hereby agree that the language of the release provisions set forth in Section 1 hereof to be strictly construed against them and in favor of release of the Released Parties.

5.              No Additional Promises.  No party has been promised anything by the other party or by such party’s respective attorneys of record other than the consideration set forth herein.

6.              Holder Representations and Warranties.  Holders each hereby represent, warrant, covenant and agree that:

(a)            Claims.  (i) Holders own or control one hundred percent (100%) of the claims and damages released by this Settlement Agreement and no other person or entity owns any interest therein, whether by assignment, subrogation or otherwise, (ii) Holders have not in any way assigned, conveyed or otherwise transferred to any person or entity any interest in the claims or damages released by this Settlement Agreement, (iii) Holders presently possesses the exclusive right to receive all of the consideration paid hereunder, and (iv) Holders have the power and authority to enter into and perform this Settlement Agreement.

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(b)           Rights and Obligations.  (i) Holders presently own or control one hundred percent (100%) of the rights, claims, interests and obligations that were granted to them under the Note and the Assignment Agreement, (ii) no other person or entity owns any interest in the Note or Assignment Agreement, whether by assignment, subrogation or otherwise, and (iii) Holders have not in any way assigned, conveyed or otherwise transferred to any person or entity any interest in the Note or the Assignment Agreement.

(c)           Accredited Investors.  Holders understand that the shares of Common Stock: (i) are “restricted securities” as such term is defined under Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”), (ii) have not been registered under the Securities Act or registered or qualified under any state securities law, and (iii) may not be, directly or indirectly, sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act and registration or qualification under applicable state securities laws or the availability of an exemption therefrom.  The shares of Common Stock are being acquired for Holders’ own account for investment purposes only, not as nominees or agents.

7.              Claims Against Oliver.  This Settlement Agreement is not intended to affect in any way, and shall not affect in any way, any claims that any of the parties hereto may have against Mr. Oliver under or with respect to the Note or in connection with the execution of the Note.

8.              Miscellaneous.

  (a)           Entire Agreement.  This Settlement Agreement contains the entire agreement between the parties and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

  (b)           Amendments and Modifications.  This Settlement Agreement may not be amended, modified or supplemented except by an instrument or instruments in writing signed by the party against whom enforcement of any such amendment, modification or supplement is sought.

  (c)           Extensions and Waivers.  At any time after the execution of this Settlement Agreement, the party entitled to the benefits of a term or provision may: (i) extend the time for the performance of any of the obligations or other acts of the parties hereto; (ii) waive any inaccuracies in the representations and warranties contained herein or in any document, certificate or writing delivered pursuant hereto; or (iii) waive compliance with any obligation, covenant, agreement or condition contained herein.  Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument or instruments in writing signed by the party against whom enforcement of any such extension or waiver is sought.  No failure or delay on the part of any party in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, covenant or agreement. No waiver by either party hereto of any breach or default of any of the representations, warranties, covenants or agreements set forth herein will be deemed a waiver as to any subsequent or similar breach or default.

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(d)           Successors and Assigns.  This Settlement Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.  Nothing in this Settlement Agreement is intended to confer upon any person not a party hereto (and their successors and assigns) any rights, remedies, obligations or liabilities under or by reason of this Settlement Agreement.

(e)           Headings; Definitions.  The section and article headings contained in this Settlement Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Settlement Agreement.  All references to sections or articles contained herein mean sections or articles of this Settlement Agreement unless otherwise stated.  All capitalized terms defined herein are equally applicable to both the singular and plural forms of such terms.

(f)           Severability.  If any provision of this Settlement Agreement or the application thereof to any person or circumstance is held to be invalid or unenforceable to any extent, the remainder of this Settlement Agreement shall remain in full force and effect and shall be reformed to render this Settlement Agreement valid and enforceable while reflecting to the greatest extent permissible the intent of the parties.

(g)           Notices.  All notices hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, telecopy, telefax or other electronic transmission service to the applicable party.

(h)           Governing Law.  This Settlement Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without regard to the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

(i)           Counterparts.  This Settlement Agreement may be executed in two or more counterparts and delivered via facsimile, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

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WITNESS WHEREOF, the parties have caused this Settlement Agreement to be properly executed, all as of the date first written above.

AMERICAN RESTAURANT CONCEPTS, INC.

By:	/s/ Richard W. Akam
Richard W. Akam
Chief Executive Officer

BRUSTA INVESTMENTS, LLC

By:	/s/ Stan Gauthier, II
Stan Gauthier, II
General Manager

/s/ D. Dale Thevent
D. Dale Thevenet, an individual

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